Exhibit 8.2

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637

Main Tel +1 312 782 0600
Main Fax +1 312 701 7711
June 23, 2009	www.mayerbrown.com

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton HM08

Bermuda

Assured Guaranty US Holdings Inc.

1325 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

We have acted as counsel to Assured Guaranty US Holdings Inc. (“AGUS”) and U.S. counsel to Assured Guaranty Ltd. (the “Company” and, together with AGUS, the “Issuers”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (No. 333-152892) (the “Registration Statement”) and in connection with the issuance and sale of 44,250,000 common shares, par value U.S.$0.01 per share (the “Common Shares”) of the Company as described in the prospectus supplement, dated June 18, 2009 (the “Common Share Prospectus Supplement”) and 3,450,000 equity units (the “Equity Units”) of the Company as described in the prospectus supplement, dated June 18, 2009 (the “Equity Units Prospectus Supplement”)

In rendering the opinions expressed herein, we have examined (i) the Registration Statement, (ii) the Common Share Prospectus Supplement, (iii) the Equity Units Prospectus Supplement, (iv) the Company’s Bye-laws (the “Bye-laws”) and (v) the Company’s Memorandum of Association (the “Memorandum”) and Articles of Association (the “Articles”).  We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion.

In expressing the opinions set forth below, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

As to matters of fact (but not as to legal conclusions), to the extent we deemed proper, we have relied on certificates of responsible officers of the Company and of public officials.

In rendering the opinions expressed herein, we have assumed that (i) the Company will comply with the provisions of its Bye-laws, Memorandum and Articles and (ii) the Registration Statement, the Bye-laws, the Memorandum and the Articles and such other documents and

Mayer Brown LLP operates in combination with our associated English limited liability partnership and Hong Kong partnership (and its associated entities in Asia).

materials as we have considered reflect all the material facts relating to the Company and its operations. Our opinion is conditioned upon, among other things, the initial and continuing accuracy and completeness of the facts, information, covenants and representations made to us by the Company. Any change, inaccuracy or material omission in the foregoing could affect our conclusions stated herein.

In rendering the opinions expressed herein, we have relied upon the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder by the U.S. Department of Treasury (the “Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service (the “IRS”), and such other authorities as we have considered relevant, in each case as in effect on the date hereof. It should be noted that such Code, the Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time, perhaps with retroactive effect. A material change in any of the materials or authorities upon which our opinion is based could affect our conclusions state herein.

Based upon and subject to the foregoing and the qualifications set forth herein, we are of the opinion that:

(i)            under current U.S. federal income tax law, the discussion set forth in the Common Share Prospectus Supplement under the heading “Material Tax Considerations-U.S. Federal Income Consequences” constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax considerations relating to the Company and the ownership of the Common Shares by U.S. Persons that are not otherwise excepted in the Registration Statement and who acquire such shares in the offering; and

(ii)           under current U.S. federal income tax law, the discussion set forth in the Equity Units Prospectus Supplement under the heading “Material Tax Considerations-U.S. Federal Income Consequences” constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax considerations relating to the Company and the ownership of the securities described therein by U.S. Persons that are not otherwise excepted in the Registration Statement and who acquire such shares in the offering; and

This opinion is being furnished in connection with the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. This opinion is for you benefit and is not to be use, circulated, quoted or otherwise referred to for any purpose, except that you may refer to this opinion in the Registration Statement. Investors should consult their own tax advisors as to the particular tax consequences to them of an investment in the Common Shares, including the effect and the applicability of state, local or foreign tax laws. Any variation or difference in any fact from those set forth, referenced or assumed either herein or in the Registration Statement may affect the conclusions stated herein. In addition, there can be no assurance that the IRS will not assert contrary positions.

We hereby consent to the incorporation by reference of this opinion as an exhibit to the Registration Statement on Form S-3 (No. 333-152892) of the Issuers and to all references to this firm in such Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Sincerely,

Mayer Brown LLP